As filed with the Securities and Exchange Commission on: June 6, 1996
                                                 Registration No. 33-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------


                      HARDING LAWSON ASSOCIATES GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                      68-0132062
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)


  7655 Redwood Boulevard, Novato, California          94945
- ----------------------------------------------       -------
  (Address of principal executive offices)          (Zip Code)


                  Harding Associates, Inc. 1991 Employee Stock
                            Purchase Plan, as amended
                            (Full title of the plan)


                               Donald L. Schreuder
                      President and Chief Executive Officer
         Harding Lawson Associates Group, Inc., 7655 Redwood Boulevard,
                            Novato, California 94945
                     (Name and address of agent for service)


                                 (415) 892-0821
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

Title of                        Proposed Max.     Proposed Max.     Amount of
Securities        Amount to    Offering Price       Aggregate       Registra-
be Registered   be Registered  Price per Share    Price per Share   tion Fee

Common Stock,
$.01 par value     100,000        $6.28125 (1)       $628,125       $216.60


(1) Estimated solely for the purpose of determining the registration fee, computed in accordance with Rule 457(h) and Rule 457(c) on the basis of the average of the reported high and low prices for the Common Stock on The Nasdaq National Market on June 4, 1996.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual
                  Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.

                                     PART II

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

     a. Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b. Quarterly Reports for the quarters ended August 31, 1995; November 30, 1995 and February 29, 1996;

     c. The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed on August 29, 1987 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interest of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law provides for the indemnification of officers and directors under certain conditions. The Restated Certificate of Incorporation and Bylaws of the Registrant permit indemnification of directors and officers to the maximum extent permitted by Delaware law. The Restated Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Registrant for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b) (7) of the Delaware General Corporation Law. The Registrant has also entered into indemnification agreements with its executive officers and directors by which the Registrant has agreed to provide indemnification to them under certain circumstances. The Registrant has in effect director and officer liability insurance policies indemnifying the Registrant and the officers and directors of the Registrant and officers and directors of the Registrant's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Registrant pays the entire premium for these policies.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Index to Exhibits.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration
         statement  or  any  material   change  to  such   information   in  the
         registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 13(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Novato, California, on this 5th day of June, 1996.


                                  HARDING LAWSON GROUP ASSOCIATES, INC.



                                  By /s/Donald L. Schreuder
                                     Donald L. Schreuder
                                     President and
                                     Chief Executive Officer


                                Power of Attorney

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Donald L. Schreuder and Gregory A. Thornton and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                             Title                          Date

/s/ Donald L. Schreuder        President and Chief Executive          6-5-96
Donald L. Schreuder            Officer (Principal Executive
                               Officer)

/s/ Gregory A. Thornton        Vice President, Chief Financial        6-5-96
Gregory A. Thornton            Officer and Treasurer (Principal
                               Financial and Accounting Officer)

/s/ Richard D. Puntillo        Chairman of the Board of               5-28-96
Richard D. Puntillo            Directors

/s/ Richard S. Harding         Director and Chairman Emeritus         5-28-96
Richard S. Harding

/s/ James M. Edgar             Director                               6-2-96
James M. Edgar

/s/ Stuart F. Platt            Director                               6-4-96
Stuart F. Platt

/s/ Barton W. Shackelford      Director                               6-3-96
Barton W. Shackelford

                                  EXHIBIT INDEX

Exhibit
  No.                     Exhibit Name

5       Opinion of Counsel; Bronson, Bronson & McKinnon
23.1    Consent of Ernst & Young LLP, Independent Auditors
23.2    Consent of Counsel (See Exhibit 5)
24      Power of Attorney (see signature pages)
99      Harding Associates, Inc. 1991 Employee Stock Purchase Plan, as amended